Exhibit 99.1
CASELLA WASTE SYSTEMS, INC. ANNOUNCES REMARKETING OF $25.0 MILLION OF NEW YORK STATE ENVIRONMENTAL FACILITIES CORPORATION SOLID WASTE DISPOSAL REVENUE BONDS
RUTLAND, Vermont, November 6, 2019 -- Casella Waste Systems, Inc. (“Casella”) (NASDAQ:CWST), a regional solid waste, recycling and resource management services company, today announced that it has commenced the remarketing of the $25.0 million aggregate principal amount of New York State Environmental Facilities Corporation (the “Issuer”) Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2014 (the “Bonds”) that were issued on December 18, 2014.
The Bonds have a final maturity of December 1, 2044. Pursuant to the indenture under which the Bonds were offered (the “Indenture”), the interest rate period under which the Bonds were previously issued is expiring on December 2, 2019, and accordingly, Casella expects that the Bonds will be remarketed at a new interest rate for a new interest rate period commencing on December 2, 2019. The Bonds have been guaranteed by substantially all of Casella’s subsidiaries, as required pursuant to the terms of the loan agreement pursuant to which the Issuer loaned the proceeds of the Bonds to Casella. The Bonds are not a general obligation of the Issuer and do not constitute an indebtedness of or a charge against the general credit of the Issuer. The Bonds are not a debt of the State of New York and are payable solely from amounts received from Casella under the terms of the Indenture. Casella intends to issue a notice of mandatory tender for the Bonds with respect to the expiring interest rate period on or about November 8, 2019. The remarketing is expected to become effective on December 2, 2019.
The Bonds are being offered only to qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The interest rate period, interest rate and timing of the offering of the Bonds will depend upon market conditions and other factors, and there can be no assurance that the offering will be completed.
The Bonds have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Bonds, nor shall there be any sale of the Bonds in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Safe Harbor Statement
Certain matters discussed in this press release, including, among others, Casella’s intention to remarket the Bonds, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which Casella operates and management’s beliefs and assumptions. Casella cannot guarantee that it actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in Casella’s forward-looking statements. Such risks and uncertainties include or relate to, among other things: market conditions and Casella’s ability to consummate the remarketing of the Bonds, as well as additional risks and uncertainties detailed in Item 1A, “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2018. There can be no assurance that Casella will be able to complete the remarketing of the Bonds on the anticipated terms, or at all. Casella undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
Contact:
Investors:
Edmond R. Coletta
Chief Financial Officer
(802) 772-2239

Media:
Joseph Fusco
Vice President
(802) 772-2247

2